Exhibit 10.1

LOAN AGREEMENT

This Loan Agreement ("Agreement") is made as of September 18, 2015, by and among Cogentix Medical, Inc., a Delaware corporation ("Cogentix"), Machida Incorporated, a Delaware corporation ("Machida"), Uroplasty, LLC, a Delaware limited liability company ("Uroplasty") (Cogentix, Machida and Uroplasty are hereinafter collectively referred to as "Borrowers" or, individually, as a "Borrower") and Venture Bank, a banking corporation ("Lender").

RECITALS:

A.                 Borrowers, each as a co-borrower, have applied to Lender for a loan (the "Loan") of up to Seven Million and NO/100ths Dollars (U.S. $7,000,000.00). Lender is willing to make the Loan to Borrowers, subject to all of the terms and conditions of this Agreement and the other Loan Documents, as that term is defined below.

B.                  Contemporaneously with the execution of this Agreement, Borrowers are delivering to Lender, among other documents required by Lender, the following documents with respect to the Loan:

(i)             A Revolving Promissory Note (the "Note"), of even date herewith, made by Borrowers and payable to the order of Lender, in the stated principal amount of Seven Million and NO/100ths Dollars (U.S. $7,000,000.00), substantially in the form of Exhibit A attached hereto;

(ii)            A Security Agreement (the "Security Agreement"), of even date herewith, in form and substance acceptable to Lender, executed by Borrowers in favor of Lender, granting a security interest in all of the Collateral, as defined therein, substantially in the form of Exhibit B attached hereto;

(iii)          Written Actions of each of the Borrowers approving entry into the transactions contemplated by this Agreement ("Written Actions").

This Agreement, the documents listed above, and any and all other documents or instruments executed by some or all of the Borrowers in connection with the Loan are referred to collectively as the "Loan Documents."

Lender and Borrowers agree as follows:

1.                   Recitals. The recitals set forth above are true and accurate and incorporated by reference herein.

2.                   Revolving Line of Credit.

A.                 Subject to the terms and conditions in this Agreement, Lender agrees to make advances under the Note to Borrowers pursuant to this Agreement until the obligation of Lender to make such advances are terminated as provided in this Agreement or the occurrence of an Event of Default. Such advances shall be made at such time and in such manner as is provided in this Agreement, up to but not exceeding the aggregate principal amount outstanding at any one time of Seven Million and NO/100ths Dollars (U.S. $7,000,000.00); provided, however, that such amount may be reduced in accordance with this Agreement. All amounts advanced ("Advances") on account of the Loan shall be evidenced by the Note and secured by the Loan Documents. Reference is made to the Note for maturity, repayment schedule, interest rates, and other matters governing the repayment of the Advances. Notwithstanding any provisions of the Note, however, interest shall be payable at the rates provided for therein only on such Advances as actually have been disbursed and remain unpaid. Lender's records shall be conclusive evidence as to whether Borrowers has authorized any Advance hereunder, and as to the amount of Advances that have been made and remain unpaid, absent manifest error on the Lender's part.

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B.                  Borrowers may borrow, pursuant to the provisions of the Note and this Agreement, the lesser of; (a) the sum of (i) eighty percent (80%) of the value of Borrowers' Eligible Accounts; and (ii) forty percent (40%) of the value of Borrowers' Eligible Inventory capped at the lesser of: (1) $2,000,000.00 or (2) fifty percent (50%) of the Notes principal outstanding balance; or (b) Seven Million and NO/I0Oths Dollars (U.S. $7,000,000.00).

C.                  "Eligible Accounts" means accounts receivable of Borrowers meeting all of the following conditions: (a) generated by Borrowers in the ordinary course of Borrowers' business; (b) legally documented to the reasonable satisfaction of Lender to ensure certainty of full and timely payment to Borrowers by Borrowers' customers; and (c) all of Borrowers' rights to such payment and to such lien are legally assignable to Lender and are subject to the Security Agreement so as to provide Lender a first priority security interest in the payment owed to Borrowers as well as any lien granted to Borrowers to secure such payment.

D.                  "Eligible Inventory" means finished goods available for sale to a Borrower's customers in the ordinary course of business and are subject to the Security Agreement so as to provide Lender a first priority security interest in the inventory and the proceeds thereof.

E.                   Notwithstanding anything herein to the contrary, the following accounts receivable shall be excluded from Eligible Accounts: (a) accounts receivable that are older than 91 days past the invoice date or 61 days or greater past their due date; (b) accounts receivable due from any customer with more than 25% of its total balance is older than 90 days from date of invoice; (c) accounts receivable due from foreign customers unless covered by a policy of foreign credit receivables insurance naming Lender as insured and in a form and on terms acceptable to Lender in its sole discretion; (d) accounts receivable due from one Borrower to another; (e) accounts receivable due from the United States of America; (f) accounts with respect to which the account debtor is a member, employee or agent of any Borrower; (g) accounts with respect to which the account debtor is a subsidiary of, or affiliated with, a Borrower or its shareholders, members, officers, directors or governors; (h) accounts with respect to which goods are placed on consignment, guaranteed sale, or other terms by reason of which the payment by the account debtor may be conditional; (i) accounts with respect to which a Borrower is or may become liable to the account debtor for goods sold or services rendered by the account debtor to the Borrower; (j) accounts to the extent that they are subject to dispute, counterclaim, or setoff; (k) accounts with respect to which the goods have not been shipped or delivered, or the services have not been rendered, to the account debtor; (I) accounts with respect to which Lender, in its sole discretion, deems the creditworthiness or financial condition of the account debtor to be unsatisfactory; and (m) accounts of any account debtor who has filed or has had filed against it a petition in bankruptcy or an application for relief under any provision of any state or federal bankruptcy, insolvency , or debtor-in-relief acts, or who has had appointed a trustee, custodian, or receiver of the assets of such account debtor; or who has made an assignment for the benefit of creditors or has become insolvent or fails generally to pay its debts (including its payrolls) as such debts become due.

F.                   Notwithstanding anything herein to the contrary, the following inventory shall be excluded from Eligible Inventory: (a) finished goods that have not generated any sales for a period of more than I year; (b) inventory held in quantities that exceed the total number of units sold in the prior 12 months; (c) inventory consisting of packaging and labels; (d) inventory consisting of adhesives, cartons and manuals; (e) inventory consisting of subassemblies rather than finished goods; (f) inventory located on leased premises for which a Landlord's Waiver in the form of attached Exhibit C, or otherwise satisfactory to Lender, has not been received; (g) work in process; (h) inventory that is not owned by a Borrower free and clear of all security interests, liens, encumbrances, and claims of third parties; and (i) inventory which Lender, in its sole discretion, deems to be obsolete, unsalable, damaged, defective, or unfit for further processing.

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E.                   Lender shall charge Borrowers a non-usage fee of .25% based on the average unused and available portion of the Note on a monthly basis (the "Non-usage Fee"). The Non-usage Fee will be billed by Lender to Borrowers along with their monthly interest statement and the Non-usage Fee shall be paid by Borrowers to Lender pursuant to the terms as contained on said monthly interest statement.

3.                    Collateral. With respect to the Collateral, Borrowers agree and represent and warrant to Lender:

A.                  Collateral Records. Borrowers do now, and at all times hereafter shall, keep correct and accurate records of the Collateral, all of which records shall be available to Lender or Lender's representative upon demand for inspection and copying at any reasonable time upon reasonable notice. With respect to the Accounts, Borrowers agree to keep and maintain such records as Lender may require, including, without limitation, information concerning Eligible Accounts and Account balances and aging. Records related to Accounts (Receivables) are or will be located at the Borrowers' corporate headquarters. With respect to the Inventory, Borrowers agree to keep and maintain such records as Lender may require, including, without limitation, information concerning Eligible Inventory and records itemizing and describing the kind, type, quality, and quantity of Inventory, Borrowers' Inventory costs and selling prices, and the daily withdrawals and additions to Inventory. Records related to Inventory are or will be located at the Borrowers' corporate headquarters, which constitutes an accurate and complete list of all locations at which Borrowers keep or maintain business records concerning Borrowers' collateral.

B.                  Collateral Schedules and Borrowing Base Certificates. Concurrently with the execution and delivery of this Agreement, Borrowers shall execute and deliver to Lender schedules of Accounts and Inventory and schedules of Eligible Accounts and Eligible Inventory in form and substance satisfactory to the Lender and in form as attached hereto as Exhibit D (the "Borrowing Base Certificate"). Thereafter, supplemental schedules shall be delivered pursuant to Section 11(h) of this Agreement.

C.                  Representations and Warranties Concerning Accounts. With respect to the Accounts, Borrowers represent and warrant to Lender: (I) Each Account represented by Borrower to be an Eligible Account for purposes of this Agreement conforms to the requirements of the definition of an Eligible Account without exclusion; (2) All inventory values listed on schedules delivered to Lender will be true and correct, subject to immaterial variance; (3) The value of the inventory will be determined on a consistent accounting basis; (4) Except as agreed to the contrary by Lender in writing, all Eligible Inventory is now and at all times hereafter will be in Borrowers' physical possession (including on premises leased by a Borrower) and shall not be held by others on consignment, sale on approval, or sale or return; (5) Except as reflected in the Inventory schedules delivered to Lender, all Eligible Inventory is now and at all times hereafter will be of good and merchantable quality, free from defects; (6) Eligible Inventory is not now and will not at any time hereafter be stored with a bailee, warehouseman, or similar party without Lender's prior written consent, and, in such event, Borrowers will concurrently at the time of bailment cause any such bailee, warehouseman, or similar party to issue and deliver to Lender, in form acceptable to Lender, warehouse receipts in Lender's name evidencing the storage of Inventory; and (7) Lender, its assigns, or agents shall have the right at any time, upon reasonable notice, and at Borrowers' expense to inspect and examine the Inventory and to check and test the same as to quality, quantity, value and condition.

4.                   Maturity Date; Procedure for Advance; Conditions Precedent to Each Advance.

A.                 Subject to and upon the terms and conditions set forth in this Agreement, Borrowers may borrow, repay, and re-borrow amounts from the date hereof up to but not including the Maturity Date. As provided in the Note, the Maturity Date of the Note shall be March 18, 2017. In no event will Borrowers have the right to borrow or re-borrow funds hereunder on or after the Maturity Date,

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B.                  Borrowers shall provide the Lender Borrowing Base Certificates pursuant to Section 11(h) of this Agreement. Subject to the terms of this Agreement, and based upon the most recent Borrowing Base Certificate, provided the most recent Borrowing Base Certificate was provided in the 30 days prior to any request for an Advance, Lender shall make Advances pursuant to the terms of this Agreement. Borrowers shall be obligated to repay all advances made by Lender notwithstanding the fact that the person requesting the same was not in fact authorized to make such request. If a request for an Advance is received by Borrower or Borrower authorizes Lender for daily funding of the Note based on need, then, subject to the remaining terms and conditions of this Agreement, such Advance shall be made on the date the request is received or the date that the Note is funded to Borrower's account. All funds so advanced under this Agreement for any purpose shall be deemed advanced hereunder, shall be evidenced by and owing under the Note, and shall be secured by the Loan Documents.

C.                  Lender's obligation to make the initial Advance and each subsequent Advance under this Agreement shall be subject to the fulfillment to Lender's satisfaction of all of the conditions set forth in this Agreement and in the related Loan Documents, including without limitation the following:

i.	Loan Documents. Borrowers shall provide to Lender the following documents for the Loan: (1) the Note; (2) a Security Agreement granting to Lender security interests in the Collateral; (3) financing statements and all other documents perfecting Lender's Security Interests; (4) evidence of insurance as required in this Agreement; (5) together with such related documents as Lender may require for the Loan; all in form and substance satisfactory to Lender and Lender's counsel.

ii.	Borrowers' Authorization. Borrowers shall have provided in form and substance satisfactory to Lender properly certified resolutions duly authorizing the execution and delivery of this Agreement, the Note and the Loan Documents. In addition, Borrowers shall have provided such other resolutions, authorization, documents and instruments as Lender or its counsel may require.

iii.	Fees and Expenses under this Agreement. Borrower shall have paid to Lender all fees, costs, and expenses specified in this Agreement and the Loan Documents as are then due and payable.

iv.	Representations, Warranties, and Covenants. The representations, warranties, and covenants set forth in this Agreement, in the Loan Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct in all material respects.

v.	No Event of Default. There shall not exist at the time of any Advance a condition that would constitute an Event of Default under this Agreement or under any of the Loan Documents.

5.                   Use of Loan Proceeds. Borrowers hereby represent and warrant that the proceeds of the Loan shall be used for general working capital needs and general corporate purposes.

6.                  Documents to be Delivered. Borrowers covenant and agree to immediately (unless otherwise provided herein), without expense to Lender, cause to be executed by Borrowers, as well as any other contemplated signatories, and delivered to Lender, the following documents, as well as any other documents that may be required by Lender:

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(a)            the Note;

(b)            the Security Agreement;

(c)            the Written Actions;

(e)            evidence of the foreign receivables credit insurance naming Lender as insured required pursuant to Section 2.E hereof as soon as received by the Borrowers;

(f)             the Landlord Waivers for all leased premises executed by the respective landlords as soon as received by the Borrowers; and

(g)            any other documents requested by Lender to effectuate the terms of the Loan.

7.                    Time of Essence. Time is of the essence in the performance of this Agreement.

8.                    Assignability. Borrowers shall have no right to assign this Agreement or all or any part of the Loan proceeds. Any purported assignment shall be void and constitute an Event of Default. Lender shall have the right to freely assign any of its rights pursuant to this Agreement including, without limitation, selling participations of this Agreement and the Note.

9.                    Representations and Warranties of Borrowers. Borrowers represent and warrant to Lender as follows:

(a)            Cogentix is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under the laws of the State of Delaware. Cogentix is duly authorized to transact business in the State of Minnesota and all other states in which Cogentix is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Cogentix is doing business. Specifically, Cogentix is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. Cogentix has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Cogentix maintains its principal office at 5420 Feltl Road, Minnetonka, Minnesota 55343. Unless Cogentix has designated otherwise in writing, the principal office is the office at which Cogentix keeps its books and records, including its records concerning the Collateral. Cogentix will notify Lender prior to any change in the location of Cogentix' state of organization or any change in Cogentix' name. Cogentix shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Cogentix and Cogentix' business activities.

(b)           Machida is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under the laws of the State of Delaware. Machida is duly authorized to transact business in the State of Minnesota and all other states in which Machida is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Machida is doing business. Specifically, Machida is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. Machida has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Machida maintains its principal office at 5420 Feltl Road, Minnetonka, Minnesota 55343. Unless Machida has designated otherwise in writing, the principal office is the office at which Machida keeps its books and records, including its records concerning the Collateral. Machida will notify Lender prior to any change in the location of Machida's state of organization or any change in Machida's name. Machida shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Machida and Machida's business activities.

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(c)            Uroplasty is a limited liability company which is, and at all times shall be, duly organized, validly existing, and in good standing under the laws of the State of Delaware. Uroplasty is duly authorized to transact business in the State of Minnesota and all other states in which Uroplasty is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Uroplasty is doing business. Specifically, Uroplasty is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. Uroplasty has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Uroplasty maintains its principal office at 5420 Feltl Road, Minnetonka, Minnesota 55343. Unless Uroplasty has designated otherwise in writing, the principal office is the office at which Uroplasty keeps its books and records, including its records concerning the Collateral. Uroplasty will notify Lender prior to any change in the location of Uroplasty's state of organization or any change in Uroplasty's name. Uroplasty shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Uroplasty and Uroplasty's business activities.

(d)           This Agreement and the other Loan Documents, and any other instruments executed by Borrowers pursuant to this Agreement or in connection with the Loan, have been duly authorized, executed, and delivered, and are the legal, valid, and binding obligations of Borrowers, enforceable in accordance with their respective terms.

(e)           No litigation, tax claims, or governmental proceedings are pending or threatened against Borrowers and no judgment or order of any court or administrative agency is outstanding against Borrowers which would have a material adverse effect on such Borrowers and/or any of the Collateral, as that terms is defined in the Security Agreement.

(f)            Borrowers have each filed all tax returns (federal and state) required to be filed, and paid all taxes shown thereon to be due, including interest and penalties, except to the extent being contested in good faith and for which appropriate reserves have been made on the Borrowers' financial statements.

(g)           All financial reports and information previously delivered by Borrowers to Lender in connection with this Agreement and the Loan Documents were true and correct in all material respects as of the respective date thereof and are true and correct in all material respects as of the date hereof, and there has been no material adverse change in the financial conditions of Borrowers since the respective dates thereof. All information provided to Lender pursuant to this Agreement will be true and correct in all material respects when provided.

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(h)           There are no liens, encumbrances, claims, and/or unsatisfied judgments existing against Borrowers and/or any of the Collateral, except as expressly consented to in writing by Lender ("Permitted Encumbrances"), and Borrowers, if requested by Lender in its sole discretion, shall cause the holder of any Permitted Encumbrance to execute a subordination agreement, in form and substance acceptable to Lender, subordinating such Permitted Encumbrance to the liens created in favor of Lender by the Loan Documents. Notwithstanding the foregoing, Borrowers may grant purchase money liens or enter into capital leases that are senior in priority to the Lender to the extent that they do not secure more than $100,000, in the aggregate, and that said purchase money leans or capital leases are only secured by the assets so acquired (the foregoing purchase money liens and capital leases, as defined in this section, shall be hereinafter referred to as "Permitted Purchase Money Liens" and shall constitute Permitted Encumbrances).

10.                Encumbrances and Conveyances. Without the written consent of Lender, which may be given or withheld in its sole discretion, Borrowers, with the exception of inventory done in the ordinary course of Borrowers' business, will not: (a) sell, transfer, lease, or convey any interest in any of the Collateral, or any part thereof, or any interest therein, grant security interests in, or otherwise encumber any interest in any of the Collateral, in any manner, whether voluntarily or involuntarily, and whether or not Lender may have consented to any prior sale, transfer, lease, conveyance, or encumbrance; (b) enter into any additional agreements for the borrowing of funds, whether or not secured by the Collateral, except to the extent secured by Permitted Encumbrances; and/or (c) encumber, or allow any owner of Borrowers, or any of them, to encumber any ownership interests in Borrowers. Notwithstanding the foregoing, Borrower may sell, transfer, or convey Collateral outside of the normal and ordinary course of its business, provided that: (a) the sale, transfer, or conveyance of said assets would not create a default pursuant to the covenants and terms contained in this Agreement; (b) prior to the sale, transfer, or conveyance, the Borrower provides Lender with an updated Borrowing Base Certificate removing any sold, transferred, or conveyed Collateral and provided that said Borrowing Base Certificate is in excess of the outstanding balance of the Note; and (c) the sale, transfer, or conveyance of said assets would not make the Lender insecure, in Lender's reasonable discretion. Lender agrees to take all steps reasonably necessary, at Borrowers' cost and expense, to release its security interest in any Collateral sold or disposed of as permitted in this Section.

11.                Covenants of Borrowers. Borrowers covenant and agree with Lender that, without cost to Lender, Borrowers will:

(a)           Keep and perform their respective obligations, in all material respects, under all of the terms, covenants, representations, warranties, conditions, and requirements of the Note and the other Loan Documents, and all other existing loans and obligations of whatsoever kind and nature of Borrowers.

(b)           Upon demand, pay all charges, costs, and expenses incurred by Lender in connection with this Agreement, the Note, the Loan, the making of the Loan, any increase in the amount of the Loan, and/or the enforcement of the Loan Documents (whether or not legal action is commenced thereon), including, but not limited to, reasonable attorneys' fees, filing fees of any financing statement and any other instruments required under this Agreement, and any other expense or out-of-pocket cost incurred by Lender.

(c)           Except with respect to litigation seeking less than Twenty-five Thousand and NO/100ths Dollars (U.S. $25,000.00) in the aggregate, Borrowers shall promptly give to Lender notice in writing of all litigation and of all proceedings by or before any court or governmental or regulatory agency affecting any of the Borrowers or the Collateral.

(d)           Accurately maintain books and records of Borrowers' respective operations and promptly permit Lender or any of its representatives to inspect and/or copy such books and records.

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(e)            Cause to be provided to Lender within one hundred twenty (120) days of the end of each fiscal year, Cogentix' balance sheet and income statement for the year ended, audited by Grant Thornton or another certified public accountant satisfactory to Lender.

(f)            Cause to be provided to Lender, as soon as available, but in no event later than thirty (30) days after the end of each fiscal month, Cogentix's internally prepared balance sheet and profit and loss statement for the period ended.

(g)           Cause to be provided to Lender, as soon as available, but in no event later than thirty (30) days after the applicable filing date for the tax reporting period ended, Federal and other governmental tax returns, prepared by a tax professional satisfactory to Lender.

(h)           Cause to be provided to Lender, as soon as available, but in no event later than twenty (20) days after the end of each month, Borrowers' Accounts Receivable Aging and Collateral Schedules and Borrowing Base Certificates with supporting documentation, in form and substance acceptable to Lender.

(i)            Cause all financial reports required to be provided under this Agreement to be prepared in accordance with GAAP, applied on a consistent basis, and be certified by Borrowers as being true and correct.

(h)           Transfer and maintain all of Borrowers' respective domestic or U.S. savings, checking, and all other such depository accounts with Lender.

(k)            Allow Lender to perform audits of the Collateral, at Lender's discretion, no less than twice annually on dates reasonably selected by Lender and Borrowers shall cooperate with Lender by allowing Lender or its representatives onto any property of Borrowers and by making available to Lender during Lender's performance of such audits all documents Lender, in its dole discretion, deems necessary to perform the audits.

(l)             Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrowers' properties and operations, in form, amounts, coverage and with insurance companies acceptable to Lender. Borrowers, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverage will not be cancelled or diminished without at least thirty (30) days prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender swill not be impaired in any way by any act, omission or default of Borrowers or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loans, Borrowers will provide Lender with such lender's loss payable or other endorsements as Lender many require.

(m)          Shall not may any payments on the following promissory notes, including any replacements, amendments or modifications thereof: (i) Convertible Promissory Note dated September 19, 2012 given by Vision-Sciences, Inc. in favor of Lewis C. Pell in the principal amount of $20,000,000.00 and as amended pursuant to that certain Amendment to Convertible Promissory Note dated December 12, 2014; (ii) Convertible Promissory Note dated September 25, 2013 given by Vision-Sciences, Inc. in favor of Lewis C. Pell in the principal amount of $3,500,000.00 and as amended pursuant to that certain Amendment to Convertible Promissory Note dated December 12, 2014; and (iii) Convertible Promissory Note dated June 16, 2014 given by Vision-Sciences, Inc. in favor of Lewis C. Pell in the principal amount of $5,000,000.00 and as amended pursuant to that certain Amendment to Convertible Promissory Note dated December 12, 2014 (the foregoing promissory notes are collectively referred to hereinafter as the "Pell Notes"). In addition, shall not make any payments on any future promissory notes given in favor of Lewis C. Pell.

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(n)           Maintain a minimum Tangible Capital Base of Six Million and 00/100ths Dollars ($6,000,000.00), tested each quarter-end. For purposes of this Section, Tangible Capital Base shall be defined as: (Net Worth + Pell Notes — Intangible Assets).

(o)           Declare any distributions or dividends.

12.                Cessation of Advances. If Lender has made any commitment to make any Loan to Borrowers, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if: (A) any Borrower is in default under the terms of this Agreement or any of the Loan Documents or any other agreement that said Borrower has with Lender; (B) any Borrower becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; (C) there occurs a material adverse change in any Borrower's financial condition or in the value of any Collateral securing any Loan; or (D) Lender in good faith deems itself insecure, even though no Event of Default shall have occurred.

13.                 Joint and Several Liability. All obligations of Borrowers under this Agreement shall be joint and several, and all references to "Borrower" or "Borrowers" shall mean each and every Borrower. This means that each Borrower signing below is responsible for all obligations in this Agreement. Where any one or more of the parties is a corporation, partnership, limited liability company or similar entity, it is not necessary for Lender to inquire into the powers of any of the officers, directors, partners, members or other agents acting or purporting to act on the entity's behalf, and any obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Agreement.

14.                 Indemnification. Borrowers, jointly and severally, agree to defend, indemnify, and save Lender harmless against all loss, liability, expense, or damages, including, but not limited to, reasonable attorneys fees, which may arise by reason of (i) the breach, by any Borrowers" respective obligations under this Agreement, the Note, the Security Agreement, or any of the other Loan Documents; (ii) the breach of any representation, warranty, and/or covenant made by Borrowers in this Agreement, the Note, the Security Agreement, or any of the other Loan Documents; or (iii) the assertion of any lien, judgment, order, or other cause of action against any of the Collateral, not otherwise permitted hereunder.

15.                 Defaults. Each of the following shall constitute an "Event of Default":

(a)
Bankruptcy, dissolution, reorganization, assignment, insolvency, or liquidation proceedings, or other proceedings for relief under any applicable bankruptcy law or other law for relief of debtors are instituted by or against any of the Guarantors, any of the Borrowers or any of Borrowers' respective assets; or any of the Borrowers shall fail to pay its debts and obligations as they become due.

(b)	The appointment of a receiver, trustee, or similar officer of any property of Debtor.

(c)	Any judgment, attachment, garnishment, tax lien, or other similar process is entered against any Borrowers and/or against any Collateral or assets of any Borrowers.

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(d)	A transfer, conveyance, or encumbrance which violates Section 10 hereof occurs.

(e)	Any material adverse change occurs in the condition (financial or otherwise) of any Guarantor or any Borrowers and/or any asset of any Guarantor or any Borrowers which, in the sole opinion of Lender, increases its risk with respect to the Note, or Lender otherwise in good faith deems itself insecure for any reason with respect to the payment of the Note.

(f)	Borrowers (i) fail to pay any amount due under this Agreement, the Note, the Security Agreement, or any other Loan Document, in full, when due; or (ii) fail to perform any other obligation to be performed under this Agreement, the Note, the Security Agreement, or any other Loan Document.

(g)	Any representation, warranty, or covenant by Borrowers contained herein or in the Note, or any other Loan Document, is false or untrue in any material respect when made, or the violation of any covenant in the Loan Documents.

(h)
Borrowers, or any of them, default in the payment or performance of anything by Borrowers, or any of them, to be paid or performed under any note, loan agreement, mortgage, guaranty, or other agreement now or hereafter made by Borrowers, or either of them, in favor of or with Lender or otherwise now or hereafter held by Lender, which continues beyond any applicable cure period provided therein.

Upon the occurrence and any continuance of an Event of Default, Lender shall have no further obligation to advance funds to Borrowers and Lender, at its option, shall, in addition to any other remedies to which it might be entitled to by law, have the right to:

(1)            Perform such other acts or deeds which may be necessary to cure any Event of Default, and to this end, it is hereby agreed that all sums expended by Lender in doing so, together with interest at the Default Rate (as defined in the Note), shall be immediately due from Borrowers to Lender and shall be secured by the Loan Documents;

(2)            Discontinue making any further Advances under this Agreement;

(3)            Bring appropriate action to enforce such performance and the correction of such Event of Default;

(4)            Declare the entire unpaid principal of the Note and all accrued interest thereon immediately due and payable without notice;

(5)            Offset any deposits of Borrowers, or any of them, held by Lender (including, but not limited to, any unmatured time deposits and any other certificates of deposit and depositary instruments, deposits, and accounts) against sums due under this Agreement, the Note, the Security Agreement, or the other Loan Documents in such order as Lender, in its sole discretion, shall determine; and/or

(6)            Exercise any and all other rights and remedies available to Lender under the Note, the Security Agreement and any of the other Loan Documents, at law or in equity.

16.                 Default Under Other Agreements. The failure, by Borrowers, or any of them, to keep or perform any of the terms, covenants, and conditions to be kept or performed by Borrowers under this Agreement shall constitute a default under the Note, the Security Agreement, the Loan Documents, and any other security instrument held by Lender in connection with this Agreement.

Loan Agreement	Page 10 of 18

17.                 Notices. Any notices given hereunder shall be in writing and shall be deemed to have been given when delivered personally, or sent by facsimile or three (3) days after the date deposited in the United States mail, certified, postage prepaid, or addressed as follows:

If to Borrowers:	Cogentix, Inc.
Machida Incorporated
Uroplasty, LLC
Attn: Brett A. Reynolds
5420 Felt! Road
Minnetonka, MN 55343
Facsimile: (952) 426-6175

If to Lender:	Venture Bank
Attn: Kriss A. Griebenow
6210 Wayzata Boulevard
Golden Valley, MN 55416
Facsimile: (763) 398-3323

or addressed to any such party at such other address as such party shall hereafter furnish by giving ten (10) days prior notice to the other party. Any notice delivered personally to Lender shall be delivered to an officer of Lender at the address for Lender for the mailing of notices.

18.                 Fees. Borrowers agree to pay, at the closing of the above referenced Loan, through direct application by the Lender of the Loan proceeds: (a) a loan origination fee in the amount of $84,000.00; (b) Lender's attorneys' fees in the amount of $4,200.00; and (c) all related costs and expenses related to the Loan and all related documents, including, without limitation, disbursements and out of pocket expenses incurred by Lender in connection with the negotiation, qualification, and closing of the Loan. Upon demand, Borrowers shall pay all of Lender's fees, expenses, and out of pocket expenses in connection to the Loan, including, without limitation, reasonable attorneys' fees, title costs, registration taxes, appraisals, and all other customary fees and expenses. If Borrowers do not comply with the terms and conditions of this Agreement, any fees paid to Lender shall not be refunded but shall be considered fully earned by Lender notwithstanding the cancellation of this Agreement, and Borrowers shall remain liable to pay and shall pay to Lender the attorneys' fees referred to in this Agreement.

19.                 Headings. The headings used in this Agreement are for convenience only and do not define, limit, or construe the contents of this Agreement.

20.                 Binding on Successors and Assigns. Subject to the limitations on transfers contained in this Agreement, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

21.                 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

Loan Agreement	Page 11 of 18

22.                 Waivers. No failure on the part of Lender to exercise, and no delay in exercising, any right or remedy hereunder or under applicable law or any document or agreement related hereto shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

23.                 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without reference to its conflicts of laws provisions. The exclusive venue for adjudication or resolution of all disputes and collections relating to this Agreement shall be in any state or Federal court in Hennepin County, Minnesota, as selected by Lender in its sole discretion, and Borrowers specifically consent to the venue and jurisdiction of said courts as chosen by Lender. In the event of any Event of Default hereunder or any of the other Loan Documents, Borrowers agree to pay, upon demand, all costs and expenses incurred by Lender in connection therewith, including, without limitation, reasonable attorneys' fees, regardless of whether legal action is commenced.

24.                WAIVER OF JURY TRIAL. BORROWERS ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED AND THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY A JURY MAY EXCEED THE TIME AND EXPENSE REQUIRED FOR TRIAL WITHOUT A JURY. BORROWERS, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF BORROWERS' CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF LENDER AND BORROWERS, WAIVE ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT, THE NOTE, THE SECURITY AGREEMENT, THE LOAN DOCUMENTS, AND ANY RELATED AGREEMENTS, OR OBLIGATIONS THEREUNDER. BORROWERS HAVE READ ALL OF THIS AGREEMENT AND UNDERSTAND ALL OF THE PROVISIONS OF THIS AGREEMENT. BORROWERS ALSO AGREE THAT COMPLIANCE BY LENDER WITH THE EXPRESS PROVISIONS OF THIS AGREEMENT SHALL CONSTITUTE GOOD FAITH AND SHALL BE CONSIDERED REASONABLE FOR ALL PURPOSES.

25.                 Cross Default. In the event of any default by Borrowers, or any of them,. in the payment or performance of anything required to be paid or performed by Borrowers, or any of them, pursuant to the terms or conditions of any other loan, note, mortgage, instrument, or document (collectively the "Other Obligations") now or hereafter held or acquired by Lender, regardless of the manner in which the same was acquired by Lender, such default shall also be a default by Borrowers under the Note, the Security Agreement, and the other Loan Documents, on account of which Lender may exercise any and all remedies available to it as a result of a default under the Note and the other Loan Documents. Further, in the event of any default by Borrowers, or any of them, in the payment or performance of anything required to be paid or performed by them pursuant to the terms of the Note, the Security Agreement, or the other Loan Documents, such default shall also be a default by Borrowers under the Other Obligations on account of which Lender, while continuing, may exercise any and all remedies available to it as a result of a default under the Other Obligations.

[remainder of page intentionally left blank]

Loan Agreement	Page 12 of 18

26.                 Entire Agreement. This Agreement, the Note, the Security Agreement and the other Loan Documents executed by Borrowers and/or Lender pursuant to this Agreement contain the entire agreement between Lender and Borrowers with respect to the subject matter hereof and thereof and supersede all prior understandings and agreements, both oral and written. This Agreement may be amended only in a writing signed by Lender and Borrowers.

IN WITNESS WHEREOF, Lender and Borrowers have executed this Agreement as of the date first above written.

LENDER:
Venture Bank

/s/ Kris A. Griebenow
By: Kris A. Griebenow
Its: Vice President and Commercial Loan Officer

Loan Agreement	Page 13 of 18

BORROWERS:
Cogentix Medical, Inc.

/s/ Brett A. Reynolds
By: Brett A. Reynolds
Its: Senior Vice President, Chief Financial Officer, and Secretary

Machida Incorporated

/s/ Brett A. Reynolds
By: Brett A. Reynolds
Its: Chief Financial Officer and Secretary

/s/ Robert C. Kill
By: Robert C. Kill
Its: Chief Executive Officer

Uroplasty, LLC

/s/ Robert C. Kill
By: Robert C. Kill
Its: President

/s/ Brett A. Reynolds
By: Brett A. Reynolds
Its: Treasurer and Secretary

STATE OF MINNESOTA	)
) ss.
COUNTY OF_________________________	)

This instrument was acknowledged and executed before me this 18th day of September, 2015, by Robert C. Kill, as Chief Executive Officer of Machida Incorporated, a Delaware corporation, for and on behalf of said corporation, and as President of Uroplasty, LLC, a Delaware limited liability company, for and on behalf of said limited liability company.

/s/ Chimene R. Carroll
Notary Public

Loan Agreement	Page 14 of 18

EXHIBIT A
NOTE

Loan Agreement	Page 15 of 18

$7,000,000.00 REVOLVING CREDIT NOTE
given by
COGENTIX MEDICAL, Inc.,
MACHIDA INCORPORATED, and
UROPLASTY, LLC
to
VENTURE BANK

Dated: September 18, 2015

FOR VALUE RECEIVED, the undersigned Cogentix Medical, Inc., a Delaware corporation, whose address is: 5420 Felt! Road, Minnetonka, MN 55343 ("Cogentix"), Machida Incorporated, a Delaware corporation, whose address is: 5420 Felt! Road, Minnetonka, MN 55343 ("Machida"), and Uroplasty, LLC, a Delaware limited liability company, whose address is: 5420 Felt1 Road, Minnetonka, MN 55343 ("Uroplasty")(Cogentix, Machida, and Uroplasty are collectively referred to hereinafter as "Borrower") hereby jointly and severally promise to pay to the order of Venture Bank, a Minnesota banking corporation, or its assigns ("Holder"), at its offices at 6210 Wayzata Boulevard, Golden Valley, MN 55416, or at such other place as Holder may, from time to time, designate in writing, the principal sum of up to Seven Million and 00/100ths Dollars ($7,000,000.00), or such amount as may be outstanding under that certain Loan Agreement dated as of the date hereof by and between Borrower and Holder (as the same may be amended from time to time the "Loan Agreement"), together with interest on any and all principal amounts from time to time outstanding.

The interest rate charged on this Revolving Note (hereinafter defined as "Note") shall be adjusted daily (the "Interest Adjustment Date") until the Maturity Date (as hereinafter defined) and shall be an annual rate of interest equal to the Wall Street Journal Prime Rate plus 2.25%, provided that in no case shall the interest rate charged hereon be less than an annual rate of interest of five and one half percent (5.5%)(the "Interest Rate"). Holder's internal records of applicable interest rates shall be determinative in the absence of manifest error. Interest shall be computed on the basis of 360 days per year, but charged for the actual number of days principal is unpaid. Notwithstanding anything herein to the contrary, in no event shall the interest rate borne by this Note exceed the maximum lawful rate. Notwithstanding anything contained herein to the contrary, all principal, interest and other amounts payable under this Note shall be due and payable in full on March 18, 2017 (the "Maturity Date").

Borrower shall (i) make monthly payments of such amount of interest as accrues in arrears on the outstanding principal balance of this Note due on the 18th day of each month beginning on the 18th day of October, 2015 and continuing thereafter on the 18th day of each month until the Maturity Date and (ii) repay principal owed on this Note as and when principal payments are required under the Loan Agreement. All payments shall be applied first to any amounts owing to Holder other than interest and principal, second to accrued interest and third to the principal balance.

This Note is the "Note" issued under the terms and provisions of the Loan Agreement. Holder is entitled to all the benefits provided for in the Loan Agreement, or referred to therein, to which Loan Agreement reference is made for a statement of the terms and conditions under which the indebtedness evidenced hereby was incurred and is to be repaid. The provisions of the Loan Agreement are incorporated by reference herein with the same force and effect as if fully set forth herein.

Subject to the terms of the Loan Agreement, Borrower may borrow against this Note and repay and reborrow, in whole or in part, without regard to the cumulative amount of advances up to Seven Million and 00/100ths Dollars ($7,000,000.00) outstanding at any time. Borrower's ability to draw funds on this Note and the maximum principal balance of this Note shall be limited to the advance rates and an amount as determined pursuant the Loan Agreement and the Borrower Base Certificate completed by Borrower and provided to Holder on a monthly basis pursuant thereto.

A pro-rated non-usage fee of .25% based on the average unused and available portion of the line of credit (equal to the lesser of $7,000,000.00 or the unused and available portion of the line of credit as reflected in the Borrowing Base Certificate, as defined in the Loan Agreement, from time to time) will be assessed on a monthly basis pursuant to the terms of the Loan Agreement.

Borrower shall pay to Holder a late charge with respect to any payment of interest or principal not received by Holder within ten (10) days after a payment is due in an amount equal to five percent (5%) of such payment or $50.00, whichever is greater.

Notwithstanding anything to the contrary in this Note, if an Event of Default occurs and for the entire period of time that an Event of Default exists, as that term is defined in the Loan Agreement and including Borrower's failure to pay upon final maturity, the interest rate on this Note shall be increased by adding 6.00 percentage point margin ("Default Rate Margin") to the Interest Rate. The Default Rate Margin shall also apply to each succeeding interest rate charge that would have applied had there been no default. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

This Note is secured by, among other things, a Security Agreement (as defined in the Loan Agreement) dated as of the date hereof from Borrower to Holder (as the same may be amended from time to time, the "Security Agreement")(this Note, the Loan Agreement, the Security Agreement, and the other documents entered into in connection therewith are referred to collectively herein as the "Loan Documents"), and is subject to acceleration as provided therein.

All of the agreements, conditions, covenants, provisions and stipulations contained in the Loan Documents are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein. Time is of the essence hereof. In the event of any default in the payment of any principal, interest or other indebtedness when such payment is due hereunder, or if any Event of Default (as defined in any of the Loan Documents) occurs and while it is continuing, then Holder may, as its right and option, declare immediately due and payable the principal balance of this Note and interest accrued hereon to the date of declaration, and all other sums due hereunder or under the Loan Documents, and payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided in the Loan Documents. Holder may extend the time of payment of interest and/or principal of this Note without notice to or consent of any party liable hereon and without releasing such party.
2

Borrower and any guarantor, surety or endorser herby waives demand, presentment, notice of nonpayment, protest, notice of protest, notice of dishonor and diligence in collection and agrees that without any notice Holder hereof may take and/or release additional security hereof or Holder hereof may, from time to time, release any part or parts of the property and interests subject to the Security Agreement with or without consideration and that in any such case Borrower and any guarantor, surety or endorser shall remain liable to pay the unpaid balance of the indebtedness evidenced hereby as so additionally secured, extended, renewed or modified and notwithstanding any such release.

The remedies of Holder, as provided herein and in the Loan Documents, shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of Holder, and may be exercised as often as occasion therefor shall occur. Holder may, in its discretion, waive any default hereunder and it consequences and rescind any declaration of acceleration of principal; provided, however, that no action or inaction by Holder shall be deemed a waiver of any of Holder's rights or remedies unless Holder specifically agrees in writing that such action or inaction shall constitute a waiver of its rights or remedies. Any waiver shall only apply to the particular instance for which it was agreed. No delay in exercising and no failure in exercising any right or remedy hereunder or afforded by law shall be a waiver of or preclude the exercise of any right or remedy hereunder or provided by law, whether on such occasion or any future occasion, nor shall such delay be construed as a waiver of any default or acquiescence therein. The exercise or the beginning of the exercise of one right or remedy shall not be deemed a waiver of the right to exercise at the same time or thereafter any other right or remedy.

This Note maybe prepaid, in whole or in part, at any time, without penalty or premium.

Borrower shall pay any attorneys' fees incurred by Holder in enforcing the provisions of or collecting amounts due under this Note or the other Loan Documents, whether suit be brought or not.

This Note is expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance, loaning, or detention of the indebtedness evidenced hereby exceed the maximum permissible rates or condition under applicable law. If for any circumstance whatsoever, fulfillment of any provisions hereof or any other Loan Document at any time given for the performance of such provision shall involve transcending the maximum permissible limits prescribed by law, then the amounts to be paid shall automatically be reduced to the limit of such maximum permissible limits and if under any circumstances Lender should ever receive as interest an amount which would exceed the maximum permissible limits, such amounts in excess of maximum permissible limits shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower and Lender.

3

This Note may be assigned by Holder from time to time by an endorsement hereon or by other writing; provided that notice of such assignment shall be given in writing to Borrower. The obligations of Borrower hereunder may not be assigned by Borrower without the written consent thereto by Holder.

It is intended that this Note is made with reference to and shall be governed by and construed in accordance with the laws of the State of Minnesota.

BORROWER ACKNOWLEDGES THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED AND THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY A JURY MAY EXCEED THE TIME AND EXPENSE REQUIRED FOR TRIAL WITHOUT A JURY. BORROWER, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH LEGAL COUNSEL OF BORROWER'S CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF LENDER AND BORROWER, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE, THE LOAN AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, AND/OR ANY RELATED AGREEMENTS, AND/OR OBLIGATIONS THEREUNDER. BORROWER HAS READ ALL OF THIS NOTE AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS NOTE. BORROWER ALSO AGREES THAT COMPLIANCE BY LENDER WITH THE EXPRESS PROVISIONS OF THIS NOTE SHALL CONSTITUTE GOOD FAITH AND SHALL BE CONSIDERED REASONABLE FOR ALL PURPOSES.

IT IS HEREBY CERTIFIED AND RECITED that all conditions, acts and things required to exist, to happen and to be performed precedent to or in the issuance of this Note do exist, have happened and have been performed in regular and due form as required by law.

[Signatures begin on next page]

4

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed, all on the date and year first above written.

BORROWER:

Cogentix Medical, Inc.

/s/ Brett A. Reynolds
By: Brett A. Reynolds
Its: Senior Vice President, Chief Financial Officer, and Secretary

Machida Incorporated

/s/ Brett A. Reynolds
By: Brett A. Reynolds
Its: Chief Financial Officer and Secretary

/s/ Robert C. Kill
By: Robert C. Kill
Its: Chief Executive Officer

Uroplasty, LLC

/s/ Robert C. Kill
By: Robert C. Kill
Its: President

/s/ Brett A. Reynolds
By: Brett A. Reynolds
Its: Treasurer and Secretary

STATE OF MINNESOTA	)
) ss.
COUNTY OF_________________________	)

This instrument was acknowledged and executed before me this 18th day of September, 2015, by Robert C. Kill, as Chief Executive Officer of Machida Incorporated, a Delaware corporation, for and on behalf of said corporation, and as President of Uroplasty, LLC, a Delaware limited liability company, for and on behalf of said limited liability company.

/s/ Chimene R. Carroll
Notary Public

5

EXHIBIT B
SECURITY AGREEMENT

Loan Agreement	Page 16 of 18

SECURITY AGREEMENT
AND COVENANT NOT TO FURTHER ENCUMBER COLLATERAL

This Security Agreement and Covenant Not to Further Encumber Collateral ("Agreement") is made as of this 18th day of September, 2015, by and between Cogentix Medical, Inc., a Delaware corporation, whose address is: 5420 Felt! Road, Minnetonka, MN 55343 ("Cogentix"), Machida Incorporated, a Delaware corporation, whose address is: 5420 Felt! Road, Minnetonka, MN 55343 ("Machida"), and Uroplasty, LLC, a Delaware limited liability company, whose address is: 5420 Feltl Road, Minnetonka, MN 55343 ("Uroplasty")(Cogentix, Machida, and Uroplasty are collectively referred to hereinafter as "Debtor") to Venture Bank, a Minnesota banking corporation, whose address is: 6210 Wayzata Boulevard, Golden Valley, MN 55416 ("Secured Party").

THEREFORE, Debtor and Secured Party hereby agree as follows:

1.                   DEBTOR. For purposes of this Agreement, the term "Debtor" shall include Debtor and each and every wholly owned subsidiary of Debtor organized under the laws of a U.S. jurisdiction, whether now existing or to be formed. Terms not otherwise defined herein shall have the meanings as set forth in that certain "Loan Agreement" between Debtor and Secured Party as is hereinafter defined.

2.                   SECURITY INTEREST. To secure the payment and performance of each and every debt, liability, and obligation of every type and description which Debtor may now or at any time owe to Secured Party, whether now existing or hereafter arising, direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, independent, joint, several, or joint and several, including, but not limited to, all debts, liabilities, and obligations of Debtor under that certain Note (the "Note"), of even date herewith, by Debtor in favor of Secured Party, in the original principal amount of Seven Million and 00/100ths Dollars ($7,000,000.00), as well as the "Loan Agreement" and any and all other loan documents executed in connection of even date herewith (all such debts, liabilities, and obligations as well as any renewals, extensions and replacements thereof being herein collectively referred to as the "Obligations") (this Agreement, the Note, the Loan Agreement, and all other documents executed in connection therewith are collectively referred to as the "Loan Documents"), Debtor grants Secured Party a first priority security interest (the "Security Interest"), subject only to Permitted Encumbrances, as defined in the Loan Agreement, in all of the following property now or hereafter owned by Debtor:

A.            Equipment: All equipment of Debtor including, but not limited to, machinery, vehicles, furniture, fixtures, shop equipment, office and record keeping equipment, parts attachments, accessories, fittings, increases, repairs, supplies, commingled goods, and tools. The property described in this subsection also includes any equipment described in a list or schedule Debtor gives to Secured Party, but such a list is not necessary to create a valid security interest in all of the equipment of Debtor.

B.             Inventory: All inventory of Debtor held for ultimate sale or lease, or which has been or will be supplied under contracts of service, or which are raw materials, work in process, or materials used or consumed in the business of Debtor.

C.             Accounts and Other Rights to Payment: All rights to payment of Debtor whether or not earned by performance, including, but not limited to, payment for property or services sold, leased, rented, licensed, or assigned. The property described in this subsection includes any rights and interests (including all liens) which Debtor and/or any of its wholly-owned subsidiaries may have by law or agreement against any account debtor or obligor of Debtor.

D.             Deposit Accounts: All deposit accounts of Debtor and/or any of its wholly-owned subsidiaries, including, but not limited to, demand, time, savings, passbook, and similar accounts.

E.             Instruments and Chattel Paper: All instruments of Debtor including, but not limited to, negotiable instruments and promissory notes and any other writings or records that evidence the right to payment of a monetary obligation, and tangible and electronic chattel paper.

F.             General Intangibles: All general intangibles of Debtor including, but not limited to, any and all lease agreements to which Debtor and/or any of its wholly-owned subsidiaries is a party, as tenant, along with any and all rights thereunder, tax refunds, patents, intellectual property, and applications for patents, copyrights, trademarks, trade secrets, goodwill, trade names, customer lists, permits and franchises, payment intangibles, computer programs and all supporting information provided in connection with a transaction relating to computer programs, software, and the right to use Debtor's name

G.             Documents: All documents of title of Debtor including, but not limited to, bills of lading, dock warrants and receipts, and warehouse receipts.

H.             Investment Property: All investment property of Debtor including, but not limited to, certificated securities, uncertificated securities, securities entitlements, securities accounts, commodity contracts, commodity accounts, and financial assets, and including, but not limited to, all shares of stock (certificated or uncertificated), of any class (including, but not limited to, the entities listed in Section 1).

I.               Letters of Credit: All letter-of-credit rights, letters of credit, and documents related thereto.

J.               Mineral Rights: All oil, gas and other minters before extraction; all oil, gas, other minerals and accounts constituting as-extracted collateral.

K.             Proceeds: To the extent not described above, all insurance proceeds, proceeds, products, replacements, and substitutions of and for any and all of the foregoing.

L.             Records: All records and data relating to any of the property described above, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of Debtor's right, title, and interest in an to all computer software required to utilize, create, maintain, and process any such records or data on electronic media.

(all of the foregoing, whether now existing or hereafter arising, whether now owned or hereafter acquired, collectively, the "Collateral"). Notwithstanding the foregoing, Collateral shall exclude any equity interests issued by entities organized under a non-U.S. jurisdiction or the assets thereof.

3.                    REPRESENTATIONS, WARRANTIES, COVENANTS, AND AGREEMENTS. Debtor represents, warrants, covenants, and agrees as follows:

A.            The exact legal of Debtor is as set forth at the top of the first page of this Agreement and in Section 1.

B.             The addresses of Debtor are as set forth at the top of the first page of this Agreement and in Section 1. Debtor shall give Secured Party prior written notice of any change in the name and/or address of Debtor and/or any of its wholly-owned subsidiaries. Debtor has legal authority to execute and perform this Agreement on behalf of Debtor.

C.             Debtor hereby authorizes Secured Party to file a financing statement describing the Collateral in any one or more offices Secured Party elects, against Debtor and Debtor understands and agrees that a copy of this Agreement may be filed as an exhibit to any such financing statement. Debtor hereby further authorizes Secured Party to file a financing statement describing any agricultural liens or other statutory liens held by Secured Party in any one or more offices Secured Party elects.

D.             Debtor is the exclusive owner of the Collateral, or will be the exclusive owner of the Collateral hereafter acquired, free of all security interests, liens, and encumbrances other than the Security Interest and any other security of Secured Party. EXCEPT FOR PERMITTED ENCUMBRANCES, DEBTOR SHALL NOT PERMIT ANY SECURITY INTEREST, LIEN, OR ENCUMBRANCE, OTHER THAN THE SECURITY INTEREST AND ANY OTHER SECURITY INTEREST OF SECURED PARTY, TO ATTACH TO ANY COLLATERAL WITHOUT THE PRIOR WRITTEN CONSENT OF SECURED PARTY. Debtor shall defend the Collateral against the claims and demands of all persons other than Secured Party, and shall promptly pay all taxes, assessments, and other government charges upon or against Debtor, any Collateral, and the Security Interest. No financing statement covering any Collateral is on file in any public office. If any Collateral is or will become a fixture, Debtor, at the request of Secured party, shall furnish Secured Party with a statement or statements executed by all persons who have or claim an interest in the real estate, in form acceptable to Secured Party, which statement or statements shall provide that such persons consent to the Security Interest.

E.              Debtor shall not sell, transfer, or otherwise dispose of the Collateral or any interest therein, other than in the ordinary course of Debtor's business or as otherwise permitted under the Loan Agreement, without the prior written consent of Secured Party.

F.              Each account, instrument, chattel paper, other right to payment, and general intangible constituting Collateral is, or will be when acquired, the valid, genuine, and legally enforceable obligation of the account debtor or other obligor named therein or in Debtor's records pertaining thereto as being obligated to pay such obligation, subject to no defense, setoff, or counterclaim except as permitted in such records. Debtor shall not, without the prior written consent of Secured Party, agree to any material modification or amendment of any such obligation or agree to any subordination or cancellation of any such obligation.

G.             The Collateral shall be held at Debtor's address set forth at the beginning of this Agreement or at the addresses set forth in Section 1, and the Collateral shall not be located at any other address without the prior written consent of Secured Party.

H.             Debtor shall:

i.             promptly notify Secured Party of any loss of or material damage to any Collateral or of any material adverse change in the prospect of payment of any account, instrument, chattel paper, other right to payment, or general intangible constituting Collateral;

ii.            not permit any Collateral to be used or kept for any unlawful purpose or in violation of any federal, state, or local law;

iii.           keep all tangible Collateral insured in such amounts, against such risks and in such companies as shall be acceptable to Secured Party, with loss payable clauses in favor of Secured Party to the extent of its interest in form acceptable to Secured Party (including, without limitation, a provision for at least thirty (30) days prior written notice to Secured Party of any cancellation or modification of such insurance), and deliver policies, binders and certificates of such insurance to Secured Party;

iv.          at Debtor's principal place of business, keep accurate and complete records pertaining to the Collateral and Debtor's financial condition, business, and property, and submit to Secured Party such periodic reports concerning the Collateral and Debtor's financial condition, business, and property as Secured Party may from time to time request;

v.           at all reasonable times and upon reasonable notice, permit Secured Party and its representatives to examine and inspect any Collateral, and to examine, inspect, and copy Debtor's records pertaining to the Collateral and Debtor's financial condition, business, and property;

vi.          at Secured Party's request, promptly execute, endorse, and deliver such financing statements and other instruments, documents, chattel paper, and writings, and take such other actions deemed by Secured Party to be necessary or desirable to establish, protect, perfect, or enforce the Security Interest and the rights of Secured Party under this Agreement and applicable law, and pay all costs of filing financing statements and other writings in all public offices where filing is deemed by Secured Party to be necessary or desirable.

I.              Where the Collateral is in the possession of a third party, Debtor will join with Secured Party in notifying the third party of Secured Party's security interest and shall obtain an acknowledgment from the third party that it is holding the Collateral for the benefit of Secured Party.

J.              Debtor will cooperate with Secured Party in obtaining control with respect to Collateral consisting of deposit accounts, investment property, letter-of-credit rights, and electronic chattel paper. Debtor will not create any chattel paper without placing a legend on the chattel paper acceptable to Secured Party indicating that Secured Party has a security interest in the chattel paper.

4.                   COLLECTION RIGHTS. At any time after and during the continuance of an Event of Default, Secured Party may, and at the request of Secured Party, Debtor shall promptly notify any account debtor or obligor of any account, instrument, chattel paper, other right to payment, or general intangible constituting Collateral that the same has been assigned to Secured Party and shall direct such account debtor or obligor to make all future payments to Secured Party.

5.                    LIMITED POWER OF ATTORNEY. If Debtor, at any time, fails to perform or observe any agreement herein, Secured Party, in the name and on behalf of Debtor or, at its option, in its own name, may perform or observe such agreement and take any action which Secured Party may deem necessary or desirable to cure or correct such failure. Debtor irrevocably authorizes Secured Party and grants Secured Party a limited power of attorney in the name and on behalf of Debtor or, at its option, in its own name, to collect, receive, receipt for, create, prepare, complete, execute, endorse, deliver, and file any and all financing statements, insurance applications, remittances, instruments, documents, chattel paper, and other writings, to grant an extension to, compromise, settle, waive, notify, amend, adjust, change, and release any obligation of any account debtor, obligor, insurer, or other person pertaining to the Collateral, and take any other action deemed by Secured Party to be necessary or desirable to establish, perfect, protect, or enforce the Security Interest. All of Secured Party's advances, charges, costs, and expenses, including without limitation reasonable attorneys' fees, in connection with the Obligations and in the protection and exercise of any rights or remedies hereunder, together with interest thereon at the highest rate then applicable to any of the Obligations, shall be secured hereunder and shall be paid by Debtor to Secured Party on demand.

6.                    EVENTS OF DEFAULT. The occurrence of any Event of Default under the Loan Agreement or the Loan Documents shall be an Event of Default hereunder. :

7.                    REMEDIES. Upon the occurrence and during the continuance of any Event of Default and at any time thereafter, Secured Party may exercise any one or more of the following rights and remedies:

A.
declare all Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand, all of which are hereby waived by Debtor;

B.	require Debtor to assemble all or any part of the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties;
C.	sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in Secured Party's own name or that of Debtor. Secured Party may sell the Collateral at public auction or private sale;
D.	appoint a receiver to take possession of all or any part of the Collateral, with the power to protect and preserve the Collateral, to operate the Collateral preceding foreclosure or sale, and to collect the rents from the Collateral. The receiver may serve without bond, if permitted by law and the foregoing right to a receiver shall exist whether or not the apparent value of the Collateral exceed the Obligations by a substantial amount;
E.	collect revenues, payments, rents, income and other proceeds from the Collateral and transfer any of the Collateral into Secured Party's own name or its nominee; and/or
F.	exercise and enforce any and all rights and remedies available upon default under this Agreement, the Uniform Commercial Code, and any other applicable agreements and laws.

If notice to Debtor of any intended disposition of the Collateral or other action is required, such notice shall be deemed reasonably and properly given if mailed by regular or certified mail, postage prepaid, to Debtor at the addresses stated at the beginning of this Agreement or at the most recent address shown in Secured Party's records, at least ten (10) days prior to the action described in such notice. Except as may be prohibited by applicable law, all of Secured Party's rights and remedies, whether evidenced by this Agreement, the Loan Documents or by any other writing, shall be cumulative and may be exercised singularly or concurrently.

8.                   MISCELLANEOUS. A carbon, photographic, or other reproduction of this Agreement is sufficient as a financing statement. This Agreement cannot be waived, modified, amended, abridged, supplemented, terminated, or discharged, and the Security Interest cannot be released or terminated, except as provided in Section 10 of the Loan Agreement or by a writing duly executed by Secured Party. A waiver shall be effective only in the specific instance and for the specific purpose given. No delay or failure to act shall preclude the exercise or enforcement of any of Secured Party's rights or remedies. All rights and remedies of Secured Party shall be cumulative and may be exercised singularly, concurrently, or successively at Secured Party's option, and the exercise or enforcement of any one such right or remedy shall not be a condition to or bar the exercise or enforcement of any other. This Agreement shall be binding upon and inure to the benefit of the heirs, legatees, executors, administrators, successors and assigns of Secured Party and shall bind all persons and parties who become bound as a debtor to this Agreement. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery, and performance of this Agreement and the creation, payment, and performance of the Obligations.

9.                   ENFORCEMENT. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without reference to its conflict of laws provisions. The exclusive venue for adjudication or resolution of all disputes and collections relating to this Agreement, the Collateral, the Security Interest, or any of the Obligations, shall be in any state or federal court in the State of Minnesota, as selected by Secured Party in its sole discretion, and Debtor specifically consents to the venue and jurisdiction of said courts as chosen by Secured Party. In the event of any Event of Default hereunder or any of the other Loan Documents, Debtor agrees to pay, upon demand, all costs and expenses incurred by Secured Party in connection therewith, including, without limitation, attorneys' fees, regardless of whether legal action is commenced.

10.               WAIVER OF JURY TRIAL. DEBTOR ACKNOWLEDGES THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED AND THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY A JURY MAY EXCEED THE TIME AND EXPENSE REQUIRED FOR TRIAL WITHOUT A JURY. DEBTOR, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF DEBTOR'S CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF SECURED PARTY AND DEBTOR, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT AND/OR ANY OTHER DOCUMENT EVIDENCING OR SECURING THE OBLIGATIONS. DEBTOR HAS READ ALL OF THIS AGREEMENT AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS AGREEMENT. DEBTOR ALSO AGREES THAT COMPLIANCE BY SECURED PARTY WITH THE EXPRESS PROVISIONS OF THIS AGREEMENT SHALL CONSTITUTE GOOD FAITH AND SHALL BE CONSIDERED REASONABLE FOR ALL PURPOSES.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Secured Party and Debtor have executed this Agreement as of the date first set forth above.

SECURED PARTY:
Venture Bank

/s/ Kriss A. Griebenow
By: Kriss A. Griebenow
Its: Vice President

DEBTOR:
Cogentix Medical, Inc.

/s/ Brett A. Reynolds
By: Brett A. Reynolds
Its: Senior Vice President, Chief Financial Officer, and Secretary

Machida Incorporated

/s/ Brett A. Reynolds
By: Brett A. Reynolds
Its: Chief Financial Officer and Secretary

/s/ Robert C. Kill
By: Robert C. Kill
Its: Chief Executive Officer

Uroplasty, LLC

/s/ Robert C. Kill
By: Robert C. Kill
Its: President

/s/ Brett A. Reynolds
By: Brett A. Reynolds
Its: Treasurer and Secretary

STATE OF MINNESOTA	)
) ss.
COUNTY OF_________________________	)

This instrument was acknowledged and executed before me this 18th day of September, 2015, by Robert C. Kill, as Chief Executive Officer of Machida Incorporated, a Delaware corporation, for and on behalf of said corporation, and as President of Uroplasty, LLC, a Delaware limited liability company, for and on behalf of said limited liability company.

/s/ Chimene R. Carroll
Notary Public

EXHIBIT C
LANDLORD'S WAIVER

Loan Agreement	Page 17 of 18

EXHIBIT D
BORROWING BASE CERTIFICATE

Loan Agreement	Page 18 of 18